UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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☐Preliminary Information Statement
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☒Definitive Information Statement

MSD Investment Corp.

(Name of Registrant as Specified in its Charter)

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MSD Investment Corp.
One Vanderbilt Avenue, 26th Floor

New York, New York, 10017
(212) 303-4728

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

December 9, 2022

Dear Shareholders:

This notice and accompanying Information Statement is being furnished to you as a holder (a “Shareholder”) of common stock, par value $0.001 (“Shares”) of MSD Investment Corp., a Maryland Corporation (the “Company”), to inform you of the approval of a new investment advisory agreement (the “New Advisory Agreement”) between the Company and MSD Partners, L.P. (the “Adviser”).

As discussed in more detail in the Information Statement, at the meeting of the Board of Directors of the Company (the “Board”) held on November 8, 2022, the Board approved the New Advisory Agreement. On November 14, 2022, the Company received a written consent from the holders of a majority of the Company’s outstanding Shares that approved the New Advisory Agreement. The New Advisory Agreement is attached hereto as Annex A.

The attached Information Statement is dated December 9, 2022 and is first being sent to Shareholders on or about December 9, 2022. Pursuant to Rule 14c-2(b) under Securities Exchange Act of 1934, as amended (the “Exchange Act”), the New Advisory Agreement will not be executed, and will therefore not become effective, until at least 20 calendar days after this Information Statement is sent to Shareholders. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Sincerely,

Robert Platek

Chief Executive Officer

MSD Investment Corp.
One Vanderbilt Avenue, 26th Floor

New York, New York, 10017
(212) 303-4728

____________

INFORMATION STATEMENT

____________

Action by Written Consent of Shareholders

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to you as a holder (a “Shareholder”) of common stock, par value $0.001 (“Shares”) of MSD Investment Corp., a Maryland Corporation (the “Company”), in connection with the approval of a new investment advisory agreement (the “New Advisory Agreement”) between the Company and MSD Partners, L.P. (the “Adviser).

As discussed in more detail in this Information Statement, at the meeting of the Board of Directors of the Company (the “Board”) held on November 8, 2022, the Board approved the New Advisory Agreement. On November 14, 2022, the Company received a written consent from the holders of a majority of the Company’s outstanding Shares that approved the New Advisory Agreement. The New Advisory Agreement is attached hereto as Annex A. We are sending this Information Statement to all Shareholders of record as of November 8, 2022 on or about December 9, 2022.

ITEM 1. APPROVAL OF THE NEW ADVISORY AGREEMENT

Background

The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company was originally established as a Delaware limited liability company on February 18, 2021, then converted to a Maryland limited liability company on October 22, 2021, and effective January 1, 2022, converted to a Maryland corporation, in which form it currently operates. The Company elected BDC status effective January 1, 2022. MSD Partners, L.P. has served as the investment adviser to the Company since November 24, 2021, pursuant to an investment advisory agreement with the Company (the “Existing Advisory Agreement”).

The Adviser is owned by its general partner, MSD Partners (GP), LLC (“MSD GP”) and its limited partners, which include the Adviser’s Chief Executive Officer, Gregg Lemkau, and certain other members of the Adviser’s management team. MSD GP is owned and controlled by its members, Marc Lisker, Brendan Rogers and Gregg Lemkau, who each directly own over 25% of MSD GP.

On October 19, 2022, the Adviser and MSD GP entered into a Business Combination Agreement with BDT & Company Holdings, L.P. (“BDT LP”) and BDTP GP, LLC, the general partner of BDT LP (“BDT GP”), and certain of their subsidiaries, pursuant to which the Adviser and MSD GP, will become wholly-owned subsidiaries of BDT LP and BDT GP, respectively (the “Transaction”). After the Transaction, the Adviser will be wholly-owned by BDT LP, and the Adviser’s general partner, MSD GP, will be wholly owned by BDT GP. In addition, BDT LP will continue to be controlled by its general partner, BDT GP, which will continue to be owned and controlled by Byron Trott. The primary purpose of the Transaction is to combine the capabilities of the Adviser and BDT LP to better serve the distinct needs of family and founder-led business owners and strategic, long-term investors. The Transaction is not expected to result in a change to the Company’s portfolio managers or investment team.

Section 15 of the 1940 Act, made applicable to BDCs under Section 59 of the 1940 Act, requires that all investment advisory agreements provide for automatic termination in the event of an assignment. An assignment of an investment advisory agreement is deemed to occur when a transaction results in a change of control (i.e., change in ownership of voting securities such that a person who owned less than 25% comes to own more than 25%, or vice versa) of an investment adviser. Consummation of the Transaction will be deemed to result in a change of control of the Adviser, and thus the automatic termination of the Existing Advisory Agreement. The 1940 Act further provides that it is unlawful for any person to serve as an investment adviser of a BDC, such as the Company, except pursuant to a written contract, which contract has been approved by the vote of a majority of the outstanding voting securities of such BDC.

In anticipation of the automatic termination of the Existing Advisory Agreement, the Board including a majority of directors who are not “interested persons” of the Company as that term is defined in the 1940 Act (“Independent Directors”), at a meeting held on November 8, 2022, approved the New Advisory Agreement, subject to shareholder approval. The New Advisory Agreement will take effect upon the consummation of the Transaction, which is anticipated to occur on or about January 1, 2023. In no event will the New Advisory Agreement be executed sooner than 20 days after this Information Statement is sent to shareholders. On November 14, 2022, the Company received a written consent from the holders of a majority of the Company’s outstanding Shares that approved the New Advisory Agreement.

The New Advisory Agreement is identical to the Existing Advisory Agreement, including with respect to advisory fees, except that the initial term will begin upon the execution of the New Advisory Agreement.

Information Regarding the Adviser and the Transaction

The Adviser is a Delaware limited partnership that was founded in July 2009 by the then principals of MSD Capital, L.P. (“MSD Capital”). MSD Capital is the family office that was founded in 1998 to exclusively manage the capital of Dell Technologies founder and Chief Executive Officer, Michael Dell, and his family. Michael Dell is a substantial investor in the Adviser’s clients (which include private funds and separately managed accounts), but neither controls nor is involved in the day-to-day management of the Adviser. The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) and is owned by MSD GP, as the general partner, and its limited partners, who include the Adviser’s Chief Executive Officer, Gregg Lemkau, and certain members of Adviser’s senior management team. The Adviser maintains its principal place of business in New York City at One Vanderbilt Avenue, 26th Floor, New York, New York 10017, and has additional offices in Rye, New York; West Palm Beach, Florida; and Santa Monica, California.

BDT LP is part of a family of companies affiliated with BDT & Company. Established in 2009, BDT & Company is a merchant bank that provides advice and long-term capital through its affiliated funds to help family and founder led businesses pursue their strategic and financial objectives. BDT & Company is headquartered at 401 N. Michigan Avenue, Suite 3100, Chicago, Illinois 60611, with offices in New York, Los Angeles, Dallas, London and Frankfurt.

At the closing of the Transaction, the Adviser will become a wholly-owned subsidiary of BDT LP and will continue to operate as a registered investment adviser under the name MSD Partners, L.P. With its expanded capabilities after the Transaction, the Adviser will continue to manage the Company, and will have affiliates that, together with the Adviser, will also offer: strategic family and company advisory services and long-term capital through investment funds and managed accounts; a differentiated investment platform across private capital, credit, real estate and growth equity; and a global network of advisory clients and fund investors. After the Transaction, the Adviser will be co-headquartered in Chicago at 401 N. Michigan Avenue, Suite 3100, Chicago, Illinois 60611, and in New York City at, One Vanderbilt Avenue, 26th Floor, New York, New York 10017 with offices also located in Dallas, Denver, Los Angeles, Palm Beach, San Francisco, London, and Frankfurt.

The name, address, and principal occupation of the principal executive officer and each director or general partner of the Adviser, before and after the Transaction, is set forth in the table below:

Before Transaction		After Transaction
Name and Address*	Principal Occupation	Name and Address*	Principal Occupation
MSD Partners (GP), LLC	General Partner	MSD Partners (GP), LLC	General Partner

Gregg Lemkau	Chief Executive Officer	Gregg Lemkau	Co-Chief Executive Officer

		Byron Trott	Co-Chief Executive Officer, Chairman

*The address of each entity and individual listed is One Vanderbilt Avenue, 26th Floor, New York, New York 10017, except for Byron Trott, whose address is 401 N. Michigan Avenue, Suite 3100, Chicago, Illinois 60611.

The Existing Advisory Agreement and New Advisory Agreement

The Board, including a majority of Independent Directors first approved the Existing Advisory Agreement, dated November 24, 2021, at the Company’s organizational meeting held on December 14, 2021. Under the terms of the Existing Advisory Agreement and New Advisory Agreement, the Adviser is responsible for managing the investment and reinvestment of the assets of the Company, subject to the supervision of the Board, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10, as amended, and in accordance with the 1940 Act and all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as amended from time to time.

Advisory Fees

For its services, under the Existing Advisory Agreement and New Advisory Agreement, the Adviser is entitled to receive a base management fee and an incentive fee.

Base Management Fee. Pursuant to the Existing Advisory Agreement and New Advisory Agreement, the Company will pay to the Adviser an annual management fee (the “Management Fee”), payable quarterly in arrears. The Management Fees for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during that month or quarter. The Management Fee is calculated as follows:

i)
Prior to an initial public offering of the Company’s common stock and/or listing on a nationally recognized stock exchange (an “Exchange Listing”), the Management Fee shall be calculated at a rate of 0.1875% per quarter (0.75% per annum) of the Company’s average gross asset value at the end of the two most recently completed calendar quarters (or for the first quarter which the Company has operations, the average gross assets at the date of the initial drawdown from investors and the end of such calendar quarter), including assets purchased with borrowed funds or other forms of leverage (each, a “Credit Facility”) but excluding (i) cash and cash equivalents

(as defined below) and (ii) undrawn commitments (commitments that are not yet property of the Company and therefore are not included in the calculation). “Cash equivalents” means U.S. government securities, money market fund investments, commercial paper instruments, and other similar cash equivalent investments maturing within one year of purchase.
ii)
Following an Exchange Listing, the Management Fee will be calculated at a rate 0.3125% per quarter (1.25% per annum) of the Company’s average gross asset value including assets purchased with borrowed amounts under any credit facility but excluding cash and cash equivalents at the end of the two most recently completed calendar quarters (or for the first quarter following an Exchange Listing, the average gross assets as of the date of the Exchange Listing and the end of such calendar quarter).

Incentive Fee. Pursuant to the Existing Advisory Agreement and New Advisory Agreement, the Company will pay to the Adviser an incentive fee (the “Incentive Fee”).

The Incentive Fee consists of two components that are independent of each other with the result that one component may be payable even if the other is not. A portion of the Incentive fee is based on the Company’s income (the “Income-Based Fee”) and a portion is based on the Company’s capital gains (the “Capital Gains Fee”), each is described below.

i)
The Income-Based Fee will be determined and paid quarterly in arears based on the amount by which the aggregate “Pre-Incentive Fee Net Investment Income” (as defined below) in any calendar quarter exceeds the “Hurdle Amount.” The Hurdle Amount will be determined on a quarterly basis and will be calculated by multiplying 1.5% (6% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter.

The calculation of the Income-Based Fee for each quarter is as follows:

A.
No Income-Based Fee shall be payable to the Adviser in any calendar quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;
B.
100% of the Company’s aggregate Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 1.77% (7.06% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter. The Catch-Up Amount is intended to provide the Adviser with an incentive fee of 15% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for any calendar quarter; and;
C.
For any quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income exceeds the Catch-Up Amount, the Income-Based Fee shall equal 15% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for such quarter, as the Hurdle Amount and Catch-Up Amount will have been achieved.
ii)
The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing Advisory Agreement1 or New Advisory Agreement), commencing with the first calendar year ended after the Company elects to be treated as a BDC, and is calculated at the end of each applicable year by subtracting (a) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 15% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years commencing with the first calendar year ended after the Company elects to be treated as a BDC. If such amount is negative, then there is no Capital Gains Fee payable for such year. If the Existing Advisory Agreement or New Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee. The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation, in accordance

1 The Company and the Adviser have agreed that the automatic termination of the Existing Advisory Agreement due to the change of control of the Adviser will not trigger a determination and payment of the Capital Gains Fee. Additionally, all accrued net realized gains net of all unrealized appreciation under the Existing Advisory Agreement shall continue to be factored into the calculation of the Capital Gains Fee under the New Advisory Agreement.

with generally accepted account principals in the United States (“U.S. GAAP”), because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee calculated on unrealized appreciation be payable until such gains are realized, if at all.

“Pre-Incentive Fee Net Investment Income” shall mean interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the Management Fee, any expenses payable under the Administration Agreement (as defined below), and any interest expense and dividends paid on any outstanding preferred stock, but excluding the Incentive Fee). In addition, “Pre-Incentive Fee Net Investment Income” shall include, in the case of investments with a deferred interest feature such as market discount, original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. For avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Examples of the quarterly incentive fee calculation are annexed to the Existing Advisory Agreement and New Advisory Agreement. The New Advisory Agreement, including the quarterly incentive fee calculation examples (which are identical to the examples included in the Existing Advisory Agreement), is attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of the Existing Advisory Agreement or New Advisory Agreement. The fees payable under the Existing Advisory Agreement and New Advisory Agreement for any partial period will be appropriately prorated.

Both the calculation of the Management Fee and the Income-Based Fee will be appropriately adjusted for any capital calls done by the Company during the quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter).

For purposes of computing the Income-Based Fee and the Capital Gains Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly, in the manner described above. With respect to the calculation of quarterly Pre-Incentive Fee Net Investment Income for purposes of calculating the Income-Based Fee, net interest, if any, associated with a derivative or swap (which is defined as the difference between (i) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (ii) all interest and other expenses paid by us to the derivative or swap counterparty) will be included in calculating the Income-Based Fee. The notional value of any such derivatives or swaps is not used for these purposes. With respect to the calculation of the Capital Gains Fee, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in calculating the Capital Gains Fee.

Expenses of the Adviser

Under the Existing Advisory Agreement and New Advisory Agreement, the Adviser is solely responsible for (a) the compensation of its officers including their salaries and benefits, except as otherwise specified; (b) fees and expenses for internal administrative, bookkeeping, clerical and related services rendered in support of the activities for which compensation is paid under (a) above; and (c) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Adviser incurred in connection with Company operations.

Limitations of Liability and Indemnification

The Existing Advisory Agreement and New Advisory Agreement provide that the Company will indemnify the Adviser and its affiliates (each, an “Indemnitee”) against any liabilities relating to the offering of its Shares or its business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the Company’s interest and except to the extent arising out of the Indemnitee’s willful malfeasance, bad faith, or gross negligence, in the performance their duties, or by reason of reckless disregard of their obligations and duties under the Existing Advisory Agreement or New Advisory Agreement. The Company may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

Term

The New Advisory Agreement (identical to the Existing Advisory Agreement) will continue in effect for two (2) years from its effective date and from year to year thereafter, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to the New Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

The New Advisory Agreement is attached hereto as Annex A. You should read the New Advisory Agreement in its entirety. The description in this Information Statement of the New Advisory Agreement is only a summary.

Administration Agreement

The Adviser also serves as the administrator (the “Administrator”) for the Company pursuant to an administration agreement (the “Existing Administration Agreement”). Under the Existing Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. The Administrator performs, or oversees the performance of, the Company’s required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and reports to shareholders and reports filed with the SEC. The Administrator will also assist the Company in determining and publishing its net asset value, overseeing the preparation and filing of tax returns, printing and disseminating reports to shareholders and generally overseeing the payment of expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator will also provide (or cause to be provided) managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. The Administrator does not receive separate compensation from the Company under the Existing Administration Agreement, but is reimbursed by the Company for expenses incurred in performing its obligations under the Existing Administration Agreement.

In connection with the Transaction, upon entering into the New Advisory Agreement the Company will enter into a new administration agreement (the “New Administration Agreement”) with the Administrator. The New Administration Agreement will be substantially similar to the Existing Administration Agreement, except that the reimbursements required to be made to the Administrator by the Company will be subject to a cap. Pursuant to the New Administration Agreement, reimbursements payable to the Administrator by the Company for expenses incurred in performing its obligations under the New Administration Agreement shall be capped such that the amounts payable to the Administrator by the Company will not exceed an amount of 0.15% of the total gross assets of the Company in any one calendar year.

Advisory Fees and Other Fees

The Company has not been operational for an entire fiscal year as a BDC. The following table describes the fees paid/accrued to the Adviser under the Existing Advisory Agreement and Existing Administration Agreement during the nine months ended September 30, 2022.

Source Agreement & Description	For the Nine Months Ended September 30, 2022 (in thousands)
Advisory Agreement - Management Fees	$4,425
Advisory Agreement - Income Based Incentive Fee	4,614
Advisory Agreement - Capital Gains Incentive Fee	(256)
Administration Agreement - Administrative Expense	1,075

Evaluation by the Board of Directors

At its meeting held on November 8, 2022, the Board, including a majority of the Independent Directors, concluded that the approval of the New Advisory Agreement was in the best interest of the Company and its Shareholders, and approved the New Advisory Agreement, subject to Shareholder approval. The meeting was held virtually in reliance on an SEC order released on June 19, 2020 (Release No. 33897), which extends prior emergency relief from enforcement action if the directors of a fund approve or renew a contract, plan, arrangement or selection telephonically, by video conference or by other means, notwithstanding the fact that such approval is subject to an in-person meeting requirement under the 1940 Act; provided, that, such directors ratify the applicable approval(s) at the next in-person board meeting.

In reaching a decision to approve the New Advisory Agreement, the Board considered, among other things: (1) the nature and quality of the advisory services to be rendered; (2) the proposed fee structures, the existence of any fee waivers, and the Company’s anticipated expense ratios in relation to those of comparable BDCs and similar clients; (3) the investment performance of the BDC; (4) the direct and indirect costs that may be incurred by the Adviser in performing services for the Company and the basis of determining and allocating these costs; (5) possible economies of scale arising from the Company’s size and/or anticipated growth; and (6) anticipated profitability and other possible benefits to the Adviser arising from its relationship with the Company.

Nature, Extent and Quality of Services

The Board considered the Adviser’s expected responsibilities under the New Advisory Agreement, which are not anticipated to change from its responsibilities under the Existing Advisory Agreement as a result of the Transaction. The Board discussed the Adviser’s approach to the investment process, including its focus on senior secured loans sourced in both the private and broadly syndicated markets. The Board acknowledged that the Adviser had a broad network for transaction sourcing and that the Transaction was expected to strengthen the Adviser’s ability to source transactions and offer attractive financing solutions to a broader cross-section of middle market companies. The Board reviewed the experience and credentials of the Adviser’s personnel, noting that the portfolio managers and members of the Company’s investment team would not change as a result of the Transaction. The Board expressed satisfaction with the breadth and depth of experience of the Adviser’s personnel. The Board considered the Adviser’s belief that the Transaction would enhance the Adviser’s ability to attract and retain talented and qualified investment advisory personnel in the future. The Board reviewed the compliance and risk management processes of the Adviser, and agreed that the Adviser had a robust compliance culture. The Board then considered other investment management services to be provided to the Company, such as the provision of managerial assistance to portfolio companies. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser, and that the Company had sufficient resources and capabilities in order to perform its duties under the New Advisory Agreement.

Performance

The Board considered the performance of the Company, and acknowledged the Company’s strong returns since its inception. In particular, the Board considered the fully covered dividends paid to shareholders since inception.

Fees and Expenses, Economies of Scale, and Anticipated Profitability

The Board discussed the fact that the fees charged by the Adviser, including its base management fee and incentive fees, appeared to be consistent with the market for similar BDCs. Further, the Board noted that the Company’s expense ratio was in line with peers. The Board considered the potential for, and sharing of, economies of scale as the Company grows in size and discussed the scalability of the Company and acknowledged that it will continue to require additional resources as it grows. The Board noted, however, that the Transaction was not expected to result in any immediate economies of scale. As such, the Board concluded that economies of scale were not a significant consideration in approving the New Advisory Agreement, and the Board agreed to revisit considerations related to economies of scale when it considers the renewal of the New Advisory Agreement. The Board then reviewed the anticipated profitability of the Adviser from its relationship with the Company, noting that the Adviser’s anticipated profitability was reasonable given the knowledge and expertise required to manage the Company. After further consideration, the Board concluded that the fees to be charged by the Adviser were not unreasonable.

Conclusion

No single factor was determinative of the decision of the Board, including all of the Independent Directors, to approve the New Advisory Agreement and individual directors may have weighed certain factors differently. Following this process, the Board, including all of the Independent Directors, unanimously voted to approve the New Advisory Agreement subject to Shareholder approval.

Additional Considerations under the 1940 Act

The Transaction is structured to comply with the “safe harbor” included in Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or any other interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•
First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must be comprised of Independent Directors. The Board is expected to meet this requirement at the time of the consummation of the Transaction, and for the three-year period thereafter.
•
Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement, during the two-year period after the date on which any such transaction occurs, whereby the investment adviser or corporate trustee or predecessor or successor investment advisers or corporate trustee or any interested person of any such adviser or any such corporate trustee receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of such company, other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from such company or its security holders for other than bona fide investment advisory or other services. The Board considered whether an unfair burden would be imposed on the Company as a result of the Transaction, and found that it was unaware of any arrangements that would constitute an unfair burden as that term is defined in the 1940 Act.

Action by Shareholders

Pursuant to Section 15(a) of the 1940 Act, approval of a written contract for a person to serve or act as an investment adviser to a BDC requires the vote of a “majority of the outstanding voting securities” of the Company, defined in Section 2(a)(42) of the 1940 Act as the lesser of: (1) 67% or more of the Shares of the Company present or represented by proxy, if the holders of more than 50% of the Company’s Shares are present or represented by proxy; or (2) more than 50% of the outstanding Shares of the Company.

As of the close of business on November 9, 2022, the Company had 18,333,441 Shares outstanding, and each Share is entitled to one vote. On November 14, 2022, the Company received a written consent approving the New Advisory Agreement from the holders of record as of November 8, 2022, representing 17,209,905.11 Shares or 93.86% of the Company’s outstanding Shares.

Pursuant to Rule 14c-2(b) under the Exchange Act, the New Advisory Agreement will not be executed, and will therefore not become effective, until at least 20 calendar days after this Information Statement is sent to all Shareholders entitled to vote on the matter approved by Shareholders.

Pursuant to Article IV, Section 4.5 of the Company’s Articles of Incorporation, dissenting shareholders do not have any rights of appraisal or other similar rights.

Interests of Certain Persons Related to the Company

Certain executive officers and interested directors of the Company are also employees and officers of the Adviser. Robert Platek serves as Chief Executive Officer and President of the Company and Chairman of the Board. Robert Platek is a partner and the Global Head of Credit at the Adviser. Saritha Reddy is the Chief Compliance Officer and Secretary of the Company, and is also the Assistant General Counsel and Deputy Chief Compliance Officer for the Adviser. Brian Williams is the Chief Financial Officer and Treasurer of the Company, and serves as Director and Senior Controller for the Adviser.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of Shares as of November 8, 2022.

•	each person known to the Company to beneficially own more than 5.0% of the outstanding Units
•	each of the Company’s directors and each executive officer individually; and
•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Shares. Ownership information for those persons who beneficially own 5% or more of the Company’s Shares is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power over such Shares.

Unless otherwise indicated, the address of all executive officers and directors is c/o MSD Investment Corp., One Vanderbilt Avenue, 26th Floor, New York, NY 10017.

Name	Number of Shares Owned	Percentage
Interested Directors
Robert Platek	158,454.347	0.86%
Independent Directors
James Chapman	-	-%
Joseph Branch	-	-%
Louisa (Lucy) Rodriguez	-	-%
Executive Officers Who Are Not Directors
Saritha Reddy	-	-%
Brian Williams	2,376.815	0.01%
All Directors and Executive Officers as a Group (6 persons)	160,831.162	0.87%
Five-Percent Unitholders
Noble Environmental Investments, LLC	10,687,967.451	58.30%
Susan L. Dell Separate Property Trust	2,914,900.214	15.90%
MSD Portfolio L.P. – MSD Personal Income	1,943,266.8080	10.60%

The Company, Adviser and the Administrator

The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act.

MSD Partners, L.P., serves as the investment adviser of the Company. The Adviser is registered as an investment adviser with the SEC pursuant to the Investment Advisers Act of 1940, as amended. The Adviser is owned by its general partner, MSD GP, and certain of its limited partners. The Adviser maintains its principal place of business in New York City at One Vanderbilt Avenue, 26th Floor, New York, New York 10017.

MSD Partners, L.P. also serves as the Administrator of the Company and serves that function at the above address.

Available Information

Annual Reports

When available, the Company will furnish, without charge, copies of its annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K, to an investor upon request directed to MSD Investment Corp., One Vanderbilt Avenue, 26th Floor, New York, New York 10017, Attention: MSD Investor Relations or by telephone at (212) 303-4728. The reports are also available at no cost through the SEC’s EDGAR database at www.sec.gov.

Delivery of Materials

Please note that only one copy of this Information Statement or the Company’s annual report on Form 10-K may be delivered to two or more Shareholders of record of the Company who share an address unless we have received contrary instructions from one or more of such Shareholders. We will deliver promptly, upon request, a separate copy of any of these documents to Shareholders of record of the Company at a shared address to which a single copy of such documents was delivered. Shareholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (212) 303-4728 or by writing to MSD Investment Corp., c/o MSD Partners, L.P., One Vanderbilt Avenue, 26th Floor, New York, New York 10017.

Annex A

INVESTMENT ADVISORY AGREEMENT BETWEEN

MSD INVESTMENT CORP. AND

MSD PARTNERS, L.P.

This Agreement (the “Agreement”) is made as of January [ ], 2023, by and between MSD Investment Corp., a Maryland corporation (the “Company”), and MSD Partners, L.P., a Delaware limited partnership (the “Adviser”).

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser desires to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.
Duties of the Adviser
a.
The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, (x) in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10 (as amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”), and, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s confidential private placement memorandum as amended from time to time (the “PPM”); (y) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and by-laws as the same shall be amended from time to time; and (z) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify/source, research, evaluate and negotiate the structure of the investments made by the Company; (iii) close and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) use reasonable endeavors to ensure that the Company’s investments consist mainly of shares, securities or currencies (or derivative contracts relating thereto), which for the avoidance of doubt may include loans, notes and other evidences of indebtedness; (vi) perform due diligence on prospective portfolio companies; and (vii) provide the Company with such other investment advisory, research, and related services as the Company may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Company and its portfolio companies as required. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).
b.
The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
c.
The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
d.
The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.
e.
The Adviser shall be primarily responsible for the execution of any trades in securities in the Company’s portfolio and the Company’s allocation of brokerage commissions.
2.
Company’s Responsibilities and Expenses Payable by the Company

Except as otherwise provided herein or in the Administration Agreement (the “Administration Agreement”), dated January [ ], 2023, between the Company and the Adviser (the Adviser, in its capacity as the administrator, the “Administrator”), the Adviser shall be solely responsible for (a) the compensation of its officers including their salaries and benefits, except as otherwise specified; (b) fees and expenses for internal administrative, bookkeeping, clerical and related services rendered in support of the activities for which compensation is paid under (a) above; and (c) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Adviser incurred in connection with Company operations. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation): (i) fees and costs incurred in organizing the Company; (ii) fees and costs associated with calculating net asset value (including the cost and expenses of any independent valuation firm); (iii) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or the portfolio managers and other members of the investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights; (iv) fees and expenses incurred by the Adviser (and their affiliates) or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisers, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis; (v) any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees); (vi) fees and costs associated with offerings, sales, and repurchases of the Company’s common stock and other securities; (vii) fees and expenses payable under any underwriting, dealer manager or placement agent agreements, if any; (viii) investment advisory fees payable under this Agreement; (ix) administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between the Company and the Administrator, based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs); (x) costs incurred in connection with investor relations, board of directors relations, and preparing for and effectuating the listing of the Company’s common stock on any securities exchange; (xi) any applicable administrative agent fees or loan arranging fees incurred with respect to the Adviser’s portfolio investments, the Administrator or an affiliate thereof;(xii) any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses); (xiii) transfer agent, dividend agent and custodial fees and expenses; (xiv) federal and state registration fees; (xv) all costs of registration and listing shares of the Company’s common stock on any securities exchange; (xvi) federal, state and local taxes; (xvii) independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the independent directors; (xviii) costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Company and its activities; (xix) costs of any reports, proxy statements or other notices to stockholders, including printing costs; (xx) fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xxi) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs; (xxii) proxy voting expenses; (xxiii) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan; (xxiv) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; (xxv) the allocated costs incurred by the Adviser and/or the Administrator in providing managerial assistance to those portfolio companies that request it; (xxvi) allocable fees and expenses associated with marketing efforts on behalf of the Company; (xxvii) all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs; (xxviii) fees, costs and expenses of winding up and liquidating the Company’s assets; and (xxix) all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business. For the avoidance of doubt, the Adviser shall be solely responsible for any placement or “finder’s” fees payable to placement agents engaged by the Company or its affiliates in connection with the offering of securities by the Company.

If any of the above expenses or other expenses are incurred jointly for the account of the Company and any other investment funds or accounts sponsored or managed by the Adviser or its affiliates, such expenses will be allocated among the Company and such other funds or accounts in proportion to the size of the investment made by each fund or account in the activity or entity to which such expense relates, or in such other manner as the Adviser considers fair and equitable. To the extent that expenses to be borne by the Company are paid by the Adviser or an affiliate thereof, the Company will reimburse the Adviser or such affiliate for such expenses. Each subsidiary of the Company, if any, that makes investments will bear all of its own organizational and operating fees, costs, expenses and liabilities and, as a result, the Company will indirectly bear these fees, costs, expenses and liabilities.

3.
Compensation of the Adviser

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

a.
For services rendered under this Agreement, the Management Fee will be payable quarterly in arrears. Management Fees for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant month or quarter. The Management Fee shall be calculated as follows:
i.
Prior to an initial public offering of the Company’s common stock and/or listing on a nationally recognized stock exchange (an “Exchange Listing”), the Management Fee shall be calculated at a rate of 0.1875% per quarter (0.75% per annum) of the Company’s average gross asset value, including assets purchased with borrowed funds or other forms of leverage (each, a “Credit Facility”) but excluding (i) cash and cash equivalents (as defined below) and (ii) undrawn commitments at the end of the two most recently completed calendar quarters (or for the first quarter which the Company has operations, the average gross assets at the date of the initial drawdown from investors and the end of such calendar quarter). For purposes of this agreement, “cash equivalents” means U.S. government securities, money market fund investments, commercial paper instruments, and other similar cash equivalent investments maturing within one year of purchase.
ii.
Following an Exchange Listing, the Management Fee will be calculated at a rate 0.3125% per quarter (1.25% per annum) of the Company’s average gross asset value including assets purchased with borrowed amounts under any credit facility but excluding cash and cash equivalents at the end of the two most recently completed calendar quarters (or for the first quarter following an Exchange Listing, the average gross assets as of the date of the Exchange Listing and the end of such calendar quarter).
b.
The Incentive Fee consists of two components that are independent of each other with the result that one component may be payable even if the other is not. A portion of the Incentive fee is based on the Company’s income (the “Income-Based Fee”) and a portion is based on the Company’s capital gains (the “Capital Gains Fee”), each is described below:
i.
The Income-Based Fee will be determined and paid quarterly in arears based on the amount by which the aggregate “Pre-Incentive Fee Net Investment Income” (as defined below) in any calendar quarter exceeds the Hurdle Amount (as defined below). The Hurdle Amount will be determined on a quarterly basis and will be calculated by multiplying 1.5% (6% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter.

The calculation of the Income-Based Fee for each quarter is as follows:

A)
No Income-Based Fee shall be payable to the Adviser in any calendar quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;
B)
100% of the Company’s aggregate Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 1.77% (7.06% annualized) by the Company’s net asset value at the beginning of each applicable calendar quarter. The Catch-Up Amount is intended to provide the Adviser with an incentive fee of 15% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches the Catch-Up Amount for any calendar quarter; and;
C)
For any quarter in which the Company’s aggregate Pre-Incentive Fee Net Investment Income exceeds the Catch-Up Amount, the Income-Based Fee shall equal 15% of the amount of the Company’s Pre-Incentive Fee Net Investment Income for such quarter, as the Hurdle Amount and Catch-Up Amount will have been achieved;
ii.
The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the first calendar year ended after the Company elects to be treated as a BDC, and is calculated at the end of each applicable year by subtracting (a) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (b) the Company’s cumulative aggregate realized capital gains. If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 15% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years commencing with the first calendar year ended after the Company elects to be treated as a BDC. If such amount is negative, then there is no Capital Gains Fee payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee. The Company will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation, in accordance with generally accepted account principals in the United States (“GAAP”), because a capital gains incentive fee would be owed to the Adviser if the Company were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee calculated on unrealized appreciation be payable until such gains are realized, if at all.
iii.
For purposes of this section 3, the following terms shall have the following meaning:

A)
“Pre-Incentive Fee Net Investment Income” shall mean interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the Management Fee, any expenses payable under the Administration Agreement, and any interest expense and dividends paid on any outstanding preferred stock, but excluding the Incentive Fee). In addition, “Pre-Incentive Fee Net Investment Income” shall include, in the case of investments with a deferred interest feature such as market discount, original issue discount (“OID”), debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. For avoidance of doubt, Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
iv.
Examples of the quarterly incentive fee calculation are attached hereto as Annex A. Such examples are included for illustrative purposes only and are not considered part of this Agreement. The fees payable under this Agreement for any partial period will be appropriately prorated.
c.
Both the calculation of the Management Fee and the Income-Based Fee will be appropriately adjusted for any capital calls done by the Company during the quarter (based on the actual number of days elapsed relative to the total number of days in such calendar quarter).
d.
For purposes of computing the Income-Based Fee and the Capital Gains Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly, in the manner described above. With respect to the calculation of quarterly Pre-Incentive Fee Net Investment Income for purposes of calculating the Income-Based Fee, net interest, if any, associated with a derivative or swap (which is defined as the difference between (i) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (ii) all interest and other expenses paid by us to the derivative or swap counterparty) will be included in calculating the Income-Based Fee. The notional value of any such derivatives or swaps is not used for these purposes. With respect to the calculation of the Capital Gains Fee, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in calculating the Capital Gains Fee.
4.
Covenants of the Adviser

The Adviser agrees that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.
Excess Brokerage Commissions

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

6.
Investment Team

The Adviser shall manage the Company’s portfolio through a team of investment professionals (the “Investment Team”) dedicated primarily to the Company’s business, in cooperation with the Company’s Chief Executive

Officer. The Investment Team shall be comprised of senior personnel of the Adviser, supported by and with access to the investment professionals, analytical capabilities and support personnel of the Adviser.

7.
Limitations on the Employment of the Adviser

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

8.
Responsibility of Dual Directors, Officers and/or Employees

If any person who is a manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

9.
Limitation of Liability of the Adviser; Indemnification

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member and the Administrator each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

10.
Effectiveness,Duration and Termination of Agreement
a.
This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days’ written notice, by the vote of a majority of the board of directors, in accordance with the requirements of the Investment Company Act, or by the Adviser. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and Section 9 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
b.
This Agreement shall continue in effect for two (2) years from the first date above written and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.
c.
This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
11.
Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.
Amendments

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13.
Severability

If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby. For the avoidance of doubt, to the extent compliance with the terms of this Agreement would violate any provision of the 1940 Act, such terms will be rendered invalid and the remainder of this Agreement shall be not be affected thereby.

14.
Entire Agreement; Governing Law

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Maryland and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Maryland, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control. To the fullest extent permitted by the Investment Company Act and the Advisers Act, as amended, the sole and exclusive forum for any action, suit or proceeding with respect to this Agreement shall be a federal or state court located in the State of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at its principal office.

15.
No Third-Party Beneficiary

Other than expressly provided for in Paragraph 9 of this Agreement, this Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties to this Agreement; there are no third-party beneficiaries of this Agreement, including, but not limited to, stockholders of the Company.

16.
Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement. Either party may deliver an executed copy of this Agreement, and of any documents contemplated hereby, by facsimile or other electronic transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

[Remainder of the Page Left Intentionally Blank]

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

MSD INVESTMENT CORP.
By:
Name:
Title:
MSD Partners, L.P.
By:
Name:
Title:

Annex A

Examples of Incentive Fee Calculation

Example 1: Income Based Fee

General Assumptions:

Hurdle rate = 1.5% Catchup rate = 1.7647%

Base management fee = 0.1875%

Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.2%

Scenario 1

Additional Assumptions

•
Investment income (including interest, dividends, fees, etc.) = 1.25%

Calculations

•
Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))
•
Pre-incentive fee net investment income = (1.25% - (0.1875% + 0.2%)
•
Pre-incentive fee net investment income = 0.8625%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no Income Based Fee.

Scenario 2

Additional Assumptions

•
Investment income (including interest, dividends, fees, etc.) = 2.0%

Calculations

•
Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))
•
Pre-incentive fee net investment income = (2.00% - (0.1875% + 0.2%)
•
Pre-incentive fee net investment income = 1.6125%

Pre-incentive fee net investment income of 1.6125% exceeds the hurdle rate but is less than the catchup rate

•
Incentive fee= 100% × (Pre-incentive fee net investment income – hurdle rate)
•
Incentive fee= 100% × (1.6125% – 1.5000%)

Income Based Fee = 0.1125%

Scenario 3

Additional Assumptions

•
Investment income (including interest, dividends, fees, etc.) = 2.5%

Calculations

•
Pre-incentive fee net investment income = (investment income – (base management fee + other expenses))
•
Pre-incentive fee net investment income = (2.50% - (0.1875% + 0.2%)
•
Pre-incentive fee net investment income = 2.1125%

Pre-incentive fee net investment income of 2.1125% exceeds the catchup rate

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Incentive fee= 100% × (catchup rate – hurdle rate) + (15.0% × (Pre-incentive fee net investment income – catchup rate)
•
Incentive fee= 100% × (1.7647% – 1.5000%) + (15.0% × (2.1125% – 1.7647%)

Income Based Fee = 0.3169%

Example 2: Capital Gains Fee:

Scenario 1 – Assumptions:

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Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).
•
Year 2: Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million.

•
Year 3: FMV of Investment B determined to be $25 million.
•
Year 4: Investment B sold for $31 million.

The Capital Gains Fee, if any, would be:

•
Year 1: None
•
Year 2: $4.5 million Capital Gains Fee, calculated as follows:
o
$30 million realized capital gains on sale of Investment A multiplied by 15.0%.
•
Year 3: None, calculated as follows:
o
$3.75 million cumulative fee (15.0% multiplied by $25 million ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $4.5 million (previous capital gains fee paid in Year 2).
•
Year 4: $150,000 Capital Gains Fee, calculated as follows:
o
$4.65 million cumulative fee ($31 million cumulative realized capital gains ($30 million from Investment A and $1 million from Investment B) multiplied by 15.0%) less $4.5 million (previous capital gains fee paid in Year 2).

Scenario 2 - Assumptions

•
Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).
•
Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million.
•
Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million.
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Year 4: FMV of Investment B determined to be $35 million.
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Year 5: Investment B sold for $20 million.

The capital gains portion of the incentive fee, if any, would be:

•
Year 1: None.
•
Year 2: $3.75 million capital gains incentive fee, calculated as follows:
o
15.0% multiplied by $25 million ($30 million realized capital gains on sale of Investment A less

$5 million unrealized capital depreciation on Investment B).

•
Year 3: $1.05 million capital gains incentive fee, calculated as follows:
o
$4.8 million cumulative fee (15.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $3.75 million (previous capital gains fee paid in Year 2)
•
Year 4: $450,000 capital gains incentive fee, calculated as follows:
o
$5.25 million cumulative fee (15.0% multiplied by $35 million cumulative realized capital gains) less $4.8 million (previous cumulative capital gains fee paid in Year 2 and Year 3)

•
Year 5: None
o
$3.75 million cumulative fee (15.0% multiplied by $25 million ($35 million cumulative realized capital gains less $10 million realized capital losses)) less $5.25 million (previous cumulative capital gains fee paid in Years 2, 3 and 4).